Exhibit 99.1

Contact:	Jennifer Rosa (216) 429-5037 Monica Martines (216) 441-7346

For release Thursday, April 29, 2010

TFS Financial Corporation Declares Tenth Dividend

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced today that the Board of Directors declared the Company’s tenth quarterly cash dividend of $0.07 per share, payable on May 28, 2010 to stockholders of record on May 14, 2010. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.